    As filed with the Securities and Exchange Commission on August 18, 1999
                                                      Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ----------------------------

                     WORLD FINANCIAL NETWORK NATIONAL BANK
             (Exact name of registrant as specified in its charter)

         United States                                  341610866
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                              800 Techcenter Drive
                              Gahanna, Ohio 43230
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Carolyn Melvin, Esq.
                                General Counsel
                              800 Techcenter Drive
                              Gahanna, Ohio 43230
                                 (614) 729-4900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Robert F. Hugi, Esq.
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603
                                 (312) 782-0600

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [X] 333-998

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                               Proposed Maximum    Proposed Maximum
    Title of Securities           Amount        Offering Price    Aggregate Offering    Amount of
     Being Registered        to be Registered    Per Unit/(1)/        Price/(1)/      Registration Fee
---------------------------  ----------------  -----------------  ------------------  ----------------
Asset Backed Certificates       $78,900,000          100%            $78,900,000      $21,934.20/(2)/
======================================================================================================


/(1)/ Estimated solely for the purpose of calculating the registration fee.

/(2)/ $394,500,000 aggregate principal amount of securities registered by the
      Registrant under Registration Statement No. 333-998 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 462(b). All registration fees in connection with such unsold amount of securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $473,400,000.
================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Commission File No. 333-998), including the exhibits thereto, filed by World Financial Network National Bank (the "Bank") with the Securities and Exchange Commission (the "Commission") on February 5, 1996, as amended by the Amendment No. 1 to Registration Statement on Form S-3 filed by the Bank with the Commission on March 18, 1996, and Amendment No. 2 to Registration Statement on Form S-3 filed by the Bank on April 3, 1996 are incorporated herein by reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gahanna, State of Ohio, on the 18th day of August, 1999.


                               By:   /s/ Daniel T. Groomes
                                  ----------------------------------------
                                     Daniel T. Groomes
                                     President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dan Groomes and Robert P. Armiak and either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                  Date
---------                        -----                  ----


/s/ J. Michael Parks       Chairman and            August 18, 1999
-----------------------    Chief Executive
  J. Michael Parks         Officer


/s/ Daniel T. Groomes      President, Chief        August 18, 1999
-----------------------    Financial Officer
  Daniel T. Groomes        and Director


/s/ Robert P. Armiak       Treasurer               August 18, 1999
-----------------------    and Cashier
  Robert P. Armiak         (principal accounting
                           officer)


/s/ Patrick Hectorne       Director                August 18, 1999
-----------------------
  Patrick Hectorne


/s/ Anthony J. DeNicola    Director                August 18, 1999
------------------------
  Anthony J. DeNicola


/s/ Carolyn S. Melvin      Director                August 18, 1999
------------------------
  Carolyn S. Melvin

/s/ Sonya Williams Stanton         Director        August 18, 1999
----------------------------
  Sonya Williams Stanton


/s/ Kenneth J. Warren              Director        August 18, 1999
----------------------------
  Kenneth J. Warren


/s/ W. Bruce Turkett               Director        August 18, 1999
----------------------------
  W. Bruce Turkett


/s/ Ivan M. Sveftel                Director        August 18, 1999
----------------------------
  Ivan M. Sveftel

                                 EXHIBIT INDEX
                                 -------------

Exhibit

                                                                     Sequential
No.   Description of Exhibit                                         Page Number
----  ----------------------                                         -----------

 1.1  Form of Underwriting Agreement.**

 3.1  Articles of Association of World Financial Network
      National Bank.**

 3.2  By-Laws of World Financial Network National Bank.**

 4.1 Pooling and Servicing Agreement, dated as of January 17, 1996, among the Registrant, the Servicer and the Trustee.**

 4.2  Form of Series Supplement (including forms of Certificates).**

 4.3  Form of Prospectus Supplement.**

 5.1  Opinion of Mayer, Brown & Platt with respect to legality.*

 8.1 Opinion of Mayer, Brown & Platt with respect to federal tax matters.*

23.1 Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5.1).*

24.1  Powers of Attorney (included in the signature page hereto).*

_____________________________
*    Filed herewith.

** Incorporated herein by reference to the like-numbered exhibit to the Registrant's Registration Statement on Form S-3 field with the Securities and Exchange Commission on February 5, 1996 (File No. 333-998).